                                                                    Exhibit 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                    For the June 12, 2002 Determination Date
                           For the 58th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.  The undersigned is a Servicing Officer.

4. The date of this Certificate is June 12, 2002, which is a Determination Date under the Pooling and Servicing Agreement

5.  The aggregate amount of Collections processed during the
    preceding Monthly Period [equal to 5(a) plus 5(b)] was       $104,960,415.21

       (a) The aggregate amount of Collections of Finance Charge
           Receivables collected during the preceding Monthly
           Period (the Collections of Finance Charge Receivables)
           was                                                    $10,765,310.71

       (b) The aggregate amount of Collections of Principal
           Receivables collected during the preceding Monthly
           Period (the Collections of Principal Receivables) was  $94,195,104.50

6.  The aggregate amount of Receivables as of the end of the
    last day of the preceding Monthly Period was                 $797,388,047.20

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

9.  The amount, if any, by which the sum of the balance of the
    Excess Funding Account and the Aggregate Principal
    Receivables exceeds the Minimum Aggregate Principal
    Receivables required to be maintained pursuant to the
    Pooling and Servicing Agreement, is equal to                  $84,149,278.66

10. The amount, if any, of the withdrawal of the Specified
    Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling
    and Servicing Agreement on the related Transfer Date is                $0.00

Monthly Servicer's Certificate
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity

(a) Trust Activity                                              Total Trust
    ===================================================    ===================
    Beginning Aggregate Principal Receivables                 782,117,498.61
    Beginning Excess Funding Account Balance                            0.00
    Beginning Total Principal Balance                         782,117,498.61
    Collections of Finance Charge Receivables                  10,765,310.71
    Discount Percentage                                                 0.00
    Discount Option Receivables Collections                             0.00
    Net Recoveries                                                      0.00
    Total Collections of Finance Charge Receivables            10,765,310.71
    Total Collections of Principal Receivables                 94,195,104.50
    Net Default Amount                                          2,750,026.30
    Minimum Aggregate Principal Receivables Balance           700,000,000.00
    Ending Aggregate Principal Receivables                    784,149,278.66
    Ending Excess Funding Account Balance                               0.00
    Ending Total Principal Balance                            784,149,278.66

(b) Series Allocations (as of 5/31/02)                         Series 1997-1       Series 1998-1       All Series
    ===================================================    ============================================================
    Group Number                                                      1                2
    Investor Interest                                         289,500,000.00       301,113,221.79    590,613,221.79
    Adjusted Investor Interest                                107,850,000.00       301,113,221.79    408,963,221.79
    Principal Funding Account Balance                         181,650,000.00                 0.00    181,650,000.00
    Minimum Transferor Interest                                                                       54,890,449.51

(c) Group I Allocations                                        Series 1997-1        Total Group I
    ===================================================    =========================================
    Investor Finance Charge Collections                         2,774,102.41         2,774,102.41

    Investor Monthly Interest                                   1,461,192.50         1,461,192.50
    Investor Monthly Fees (Servicing Fee)                         134,812.50           134,812.50
    Investor Default Amounts                                      470,457.99           470,457.99
    Investor Additional Amounts                                   697,006.99           697,006.99
    Total                                                       2,763,469.98         2,763,469.98

    Reallocated Investor Finance Charge Collections             2,774,102.41         2,774,102.41
    Available Excess                                               10,632.43            10,632.43

12. Series 1997-1 Certificates

                                                               Series 1997-1           All Other      Transferor's
(a) Investor/Transferor Allocations              Trust            Interest              Series          Interest
    ===================================================================================================================
    Beginning Investor/Transferor Amounts    782,117,498.61   107,850,000.00       301,113,221.79    373,154,276.82
    Beginning Adjusted Investor Interest     782,117,498.61   107,850,000.00       301,113,221.79
    Floating Investor Percentage                 100.000000%       17.107400%           44.588360%
    Fixed Investor Percentage                    100.000000%       38.357410%           51.143200%
    Collections of Finance Chg. Receivables   10,765,310.71     2,774,102.41         4,799,278.67
    Collections of Principal Receivables      94,195,104.50    36,130,802.41        48,174,390.72
    Net Default Amount                         2,750,026.30       470,457.99         1,226,191.62

    Ending Investor/Transferor Amounts       784,149,278.66    81,900,000.00       251,712,639.46    450,536,639.20

Monthly Servicer's Certificate
Page 3 (all amounts in dollars except percentages)

                                                                                         Collateral
(b) Monthly Period Funding Requirements               Class A            Class B          Interest          Total
    ==================================================================================================================
    Principal Funding Account                     25,950,000.00               0.00              0.00    25,950,000.00
    Principal Funding Investment Proceeds            233,949.26               0.00              0.00       233,949.26
    Withdrawal from Reserve Account                  697,006.99               0.00              0.00       697,006.99
    Available Reserve Account Amount               1,297,500.00               0.00              0.00     1,297,500.00
    Required Reserve Account Amount                1,297,500.00               0.00              0.00     1,297,500.00

    Coupon                                              6.15000%           6.35000%          2.44000%        13.10487%
    Floating Investor Percentage                       13.27166%           2.68502%          1.15072%        17.10740%
    Fixed Investor Percentage                          33.17916%           2.68502%          2.49323%        38.35741%
    Investor Monthly Interest                      1,329,937.50         111,125.00         20,130.00     1,461,192.50
    Overdue Monthly Interest                               0.00               0.00              0.00             0.00
    Additional Interest                                    0.00               0.00              0.00             0.00
       Total Interest Due                          1,329,937.50         111,125.00         20,130.00     1,461,192.50
    Investor Default Amounts                         364,974.14          73,838.75         31,645.10       470,457.99
    Investor Monthly Fees                             97,312.50          26,250.00         11,250.00       134,812.50
    Investor Additional Amounts                      697,006.99               0.00              0.00       697,006.99
       Total Due                                   2,489,231.13         211,213.75         63,025.10     2,763,469.98

                                                                                         Collateral
(c) Certificates - Balances and Distributions         Class A            Class B          Interest          Total
    ==================================================================================================================
    Beginning Investor Interest                   77,850,000.00      21,000,000.00      9,000,000.00   107,850,000.00
    Monthly Principal - Prin. Funding Account     25,950,000.00               0.00              0.00    25,950,000.00
    Principal Payments                                     0.00               0.00              0.00             0.00
    Interest Payments                              1,329,937.50         111,125.00         20,130.00     1,461,192.50
    Total Payments                                27,279,937.50         111,125.00         20,130.00    27,411,192.50
    Ending Investor Interest                      51,900,000.00      21,000,000.00      9,000,000.00    81,900,000.00

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                         5.125000
    2. Amount of Payment in respect of Class A Monthly Interest                                              5.125000
    3. Amount of Payment in respect of Class A Overdue Monthly Interest                                      0.000000
    4. Amount of Payment in respect of Class A Additional Interest                                           0.000000
    5. Amount of Payment in respect of Class A Principal                                                     0.000000

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1. Total Amount of Class A Investor Charge-Offs                                                              0.00
    2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                   0.00
    3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                        0.00
    4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
       principal amount                                                                                          0.00
    5. The amount, if any, by which the outstanding Principal Balance of the Class A
       Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
       transactions on such Distribution Date                                                                    0.00

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                         5.291667
    2. Amount of Payment in respect of Class B Monthly Interest                                              5.291667
    3. Amount of Payment in respect of Class B Overdue Monthly Interest                                      0.000000
    4. Amount of Payment in respect of Class B Additional Interest                                           0.000000
    5. Amount of Payment in respect of Class B Principal                                                     0.000000

Monthly Servicer's Certificate
Page 4 (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
    1. Amount of reductions in Class B Investor Interest                                                                0.00
    2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount               0.00
    3. Total amount reimbursed in respect of reductions of Class B Investor Interest                                    0.00
    4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
       certficate principal amount                                                                                      0.00
    5. The amount, if any, by which the outstanding Principal Balance of the Class B
       Certificates exceeds the Class B Investor Interest after giving effect to all
       transactions on such Distribution Date                                                                           0.00

(h) Information regarding the Distribution in respect of the Collateral Interest
    (per $1,000 original certificate principal amount)
    1. Total distribution                                                                                           1.032308
    2. Amount of distribution in respect of Collateral Monthly Interest                                             1.032308
    3. Amount of distribution in respect of Collateral Overdue Interest                                             0.000000
    4. Amount of distribution in respect of Collateral Monthly Principal                                            0.000000

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
    1. Amount of reductions in Collateral Interest                                                                      0.00
    2. Total amount reimbursed in respect of reductions of Collateral Interest                                          0.00

(j) Application of Reallocated Investor Finance Charge Collections
    1. Class A Available Funds                                                                                  2,361,241.63

        a.  Class A Monthly Interest                                                                            1,329,937.50
        b.  Class A Overdue Monthly Interest                                                                            0.00
        c.  Class A Additional Interest                                                                                 0.00
        d.  Class A Servicing Fee                                                                                  97,312.50
        e.  Class A Investor Default Amount                                                                       364,974.14
        f.  Excess Spread                                                                                         569,017.49

    2. Class B Available Funds                                                                                    289,002.77

        a.  Class B Monthly Interest                                                                              111,125.00
        b.  Class B Overdue Monthly Interest                                                                            0.00
        c.  Class B Additional Interest                                                                                 0.00
        d.  Class B Servicing Fee                                                                                  26,250.00
        e.  Excess Spread                                                                                         151,627.77

    3. Collateral Holder Available Funds                                                                          123,858.01

        a.  Excess Spread                                                                                         123,858.01

    4. Total Excess Spread                                                                                        844,503.27

Monthly Servicer's Certificate
Page 5 (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
    1.  Beginning Excess Spread                                                                              844,503.27
    2.  Excess Finance Charge Collections                                                                          0.00
    3.  Applied to fund Class A Required Amount                                                                    0.00
    4.  Unreimbursed Class A Investor Charge-Offs                                                                  0.00
    5.  Applied to fund Class B Required Amount                                                               73,838.75
    6.  Reductions of Class B Investor Interest treated as Available Principal Collections                         0.00
    7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                         20,130.00
    8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee        11,250.00
    9.  Collateral Investor Default Amount treated as Available Principal Collections                         31,645.10
    10. Reductions of Collateral Interest treated as Available Principal Collections                               0.00
    11. Deposit to Reserve Account (if required)                                                             697,006.99
    12. Applied to other amounts owed to Collateral Interest Holder                                                0.00
    13. Balance to constitute Excess Finance Charge Collections for other series                              10,632.43

13. Trust Performance
(a) Delinquencies
    1.  30-59 days                                                                                         8,945,292.51
    2.  60-89 days                                                                                         5,582,332.91
    3.  90 days and over                                                                                   9,170,985.75
    4.  Total 30+ days delinquent                                                                         23,698,611.17

(b) Base Rate
    a.  Current Monthly Period                                                                                  8.05676%
    b.  Prior Monthly Period                                                                                    8.04979%
    c.  Second Prior Monthly Period                                                                             8.03449%
(c) Three Month Average Base Rate                                                                               8.04701%

(d) Portfolio Yield (gross portfolio yield less net defaults)
    a.  Current Monthly Period                                                                                  9.54879%
    b.  Prior Monthly Period                                                                                    9.75023%
    c.  Second Prior Monthly Period                                                                            11.82681%
(e) Three Month Average Portfolio Yield                                                                        10.37528%

(f) Excess Spread Percentage
    a.  Current Monthly Period                                                                                  6.34654%
    b.  Prior Monthly Period                                                                                    5.39540%
    c.  Second Prior Monthly Period                                                                             7.63654%
(g) Three Month Average Excess Spread Percentage                                                                6.45950%

(h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                         13.42003%

(i) Portfolio Adjusted Yield                                                                                    1.49203%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of June.


                           First USA Bank, National Association, as Servicer

                           By: /s/ Tracie Klein
                              --------------------------------------
                           Name:  Tracie Klein
                           Title: First Vice President